Exhibit 15.1

Consent of Jingtian & Gongcheng LLP

Jingtian & GongCheng LLP

34/F, Tower 3, China Central Place

77 Jianguo Road, Beijing 100025

People’s Republic of China

April 5, 2024

Dear Sir/Madam:

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the annual report on Form 20-F of HiTek Global Inc. (the “Company”) for the fiscal year ended December 31, 2023 (the “Annual Report”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 5, 2024 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Jingtian & Gongcheng LLP
Jingtian & Gongcheng LLP